Exhibit 10.16

SEVERANCE AGREEMENT

This Agreement made as of the 1st day of September, 2004, by and between Glenmoor LLC, a Delaware limited liability company (the “Company”), and Robert B. Wallace, residing at                                              (“Employee”).

WHEREAS, Employee is an executive of the Company, currently serving as its Senior Vice President – Finance and Chief Financial Officer, and Employee holds similar positions in several BPL Entities;

WHEREAS, Employee is an employee of, and receives benefits through, Buckeye Pipe Line Services Company (“BPLSC”), an Affiliate of the Company. For purposes of this Agreement, Employee’s employment and provisions of services to BPLSC shall be deemed as the employment by, and provision of services to, the Company;

WHEREAS, the Managers of the Company (the “Managers”) believe that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of Employee to the Company without distraction notwithstanding the fact that the Company, or its parent corporation, could be subject to a change of control, although no such transaction is currently being discussed, and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company; and

WHEREAS, in consideration for Employee agreeing to continue in employment with the Company and agreeing to keep Company information confidential and not to compete with the Company in the event Employee’s employment is terminated, the Company agrees that Employee shall receive the compensation set forth in this Agreement as a cushion against the financial and career impact on Employee in the event Employee’s employment with the Company is terminated without cause or in the event of a change of control;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Definitions.

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Base Compensation” shall mean $300,000.

“Beneficial Owner” of any securities shall have the meaning ascribed to such term in Rule 13d-2 of the General Rules and Regulations under the Exchange Act.

“BPL Entities” shall mean BPL Management LLC, BPL Acquisition L.P. (“BPL Acquisition”), Glenmoor LLC, Buckeye Management Company LLC, Buckeye Pipe Line Company LLC, and BPLSC.

“Cause” shall mean (i) misappropriation of funds or any act of common law fraud, theft, or embezzlement, (ii) habitual insobriety or substance abuse, (iii) conviction of or plea of nolo contendere to a felony or any crime involving moral turpitude, (iv) willful misconduct or gross negligence by Employee in the performance of his duties, the willful failure of Employee to perform a material function of Employee’s duties hereunder or material failure to comply with any lawful directive of the Board, or Employee’s engaging in a conflict of interest or other breach of fiduciary duty, (v) material violation of the code of conduct of the BPL Entities and policy on workplace harassment, and (vi) subject of a judicial or administrative order obtained or issued by the Securities and Exchange Commission for any securities violation involving fraud.

“Change of Control” shall be deemed to have taken place upon the occurrence of any of the following events:

(a)                                 any Person, except the BPL Entities or any employee benefit plan of the BPL Entities (or of any Affiliate of Associate, or any Person or entity organized, appointed or established by the BPL Entities for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the beneficial owner, or the holder of proxies, in the aggregate of 80% or more of the limited partnership units (the “Units”) of BPLP then outstanding; provided, however, that no “Change of Control” shall be deemed to occur for purposes of clause (i) hereof during any period in which any such Person, and its Affiliates and Associates, are bound by the terms of a standstill agreement under which such parties have agreed not to acquire more than 79% of the Units then outstanding or to solicit proxies; or

(b)                                 any Person, except one or more of the equity owners of BPL Acquisition as of the date hereof or any employee benefit plan of the BPL Entities (or of any Affiliate or Associate or any Person or entity organized, appointed or established by the BPL Entities for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner, or the holder of proxies, in the aggregate of 51% or more of the general partner interests of BPLP; or

(c)                                  if BPLP and the General Partner are combined into a single entity (the “Successor”), any Person, except one or more of the equity owners of BPL Acquisition as of the date hereof or any employee benefit plan of the BPL Entities (or of any Affiliate or Associate or any Person or entity organized, appointed or established by the BPL Entities for or pursuant to the thereof any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner, or the holder of proxies, in the aggregate of 50% or more of the voting equity interests of the

Successor then outstanding; provided, however, that no “Change of Control” shall be deemed to occur for purposes of clause (c) hereof during any period in which any such Person, and its Affiliates and Associates, are bound by the terms of a standstill agreement under which such parties have agreed not to acquire more than 49% of the voting equity interests of the Successor then outstanding or to solicit proxies.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Partnerships” means Buckeye Partners, L.P. and its operating subsidiaries.

“Person” shall have the same meaning as in Section 13(d) and 14(d) of the Exchange Act.

“Subsidiary” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Termination Date” shall mean the date of receipt of the Notice of Termination described in Section 2 hereof or any later date specified therein, as the case may be.

“Termination of Employment” shall mean the termination of Employee’s active employment relationship with the Company.

2.                                      Notice of Termination. Any Termination of Employment shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 16 hereof. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific reasons for the termination, (ii) briefly summarizes the facts and circumstances deemed to provide a basis for termination of Employee’s employment, and (iii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date (which date shall not be more than 15 days after the giving of such notice).

3.                                      Severance Compensation upon Termination.

(a)                                 Subject to the last sentence of this paragraph, upon the Termination of Employee that is either:

(i)                                     initiated by the Company within one year of the date hereof for any reason other than (x) Employee’s continuous illness, injury or incapacity for a period of six consecutive months or (y) for “Cause;” or

(ii)                                  initiated by Employee after a Change of Control has occurred upon one or more of the following occurrences:

(A)                               any failure of the Company to comply with and satisfy any of the terms of this Agreement;

(B)                               any significant reduction by the Company of the authority, duties, reporting responsibilities or job responsibilities of Employee;

(C)                               any removal by the Company of Employee from the employment grade or officer positions which Employee holds as of the date hereof except in connection with promotions to higher office, or any elimination of Employee from eligibility to participate in employee benefit plans or policies except changes applicable to all executive level employees as a group;

(D)                               any reduction or diminution in Employee’s base compensation amount or annual bonus opportunity; or

(E)                                a transfer of Employee, without his express written consent, to a location that is more than 100 miles from his principal place of business immediately preceding the Change of Control the Company shall pay to Employee, within fifteen days after the Termination Date, an amount in cash, payable in a lump sum, equal to (x) Employee’s Base Compensation in the case of a Termination under Section 3(a)(i), and (y) twice Employee’s Base Compensation in the case of a Termination under Section 3(a)(2). Notwithstanding the foregoing, no such payment shall be made unless Employee executes, and does not revoke, a written release, substantially in the form attached hereto as Annex 1 (the “Release”), of any and all claims against the Company and all related parties with respect to all matters arising out of Employee’s employment by the Company (other than any entitlements under the terms of this Agreement or under any other plans or programs of the Company in which Employee participated and under which Employee has accrued or become entitled to a benefit) or the termination thereof.

(b)                                 In the event a severance payment is made under paragraph (a) above, Employee for a period of twelve (12) months shall be entitled to continued coverage under the medical and dental benefits plans and policies of the BPL Entities at the same level of coverage (and required employee contributions, if any) as Employee was receiving at the time of his Termination Date, subject to the BPL Entities’ rights to make changes to such plan and employee contributions for all of its executive level employees generally and further subject to the BPL Entities’ rights to provide Employee with cash, on a tax equivalent basis, such that Employee is able to purchase comparable coverage on his own; provided, however, that this obligation shall cease upon Employee’s obtaining new employment that provides Employee with eligibility for medical benefits without a pre-existing condition limitation; and, provided, further, that such extended coverage shall be in addition to, and not as a substitute for, Employee’s COBRA rights which shall apply at the end of such extended coverage.

4.                                      Other Payments. The payment due under Section 3 hereof shall be in addition to and not in lieu of any payments or benefits due to Employee under any other plan, policy or program of the Company.

5.                                      Establishment of Trust. The Company may establish an irrevocable trust fund pursuant to a trust agreement to hold assets to satisfy its obligations hereunder. Funding of such trust fund shall be subject to the Company’s discretion, as set forth in the agreement pursuant to which the fund will be established.

6.                                      Enforcement.

(a)                                 In the event that the Company shall fail or refuse to make payment of any amounts due Employee under Sections 3 and 4 hereof within the respective time periods provided therein, the Company shall pay to an escrow agent, who shall invest such sum with interest to be paid to the prevailing party, any amount remaining unpaid under Sections 3 or 4. In such event, the parties shall engage in arbitration in the City of Philadelphia, Pennsylvania, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Company and one by Employee, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement.

(b)                                 The Company shall pay Employee on demand the amount necessary to reimburse Employee in full for all reasonable expenses (including reasonable attorneys’ fees and expenses) incurred by Employee in enforcing any of the obligations of the Company under this Agreement subject to Employee’s duty to repay such sums to the Company in the event that the Employee does not prevail on any material issue which is the subject of such arbitration. If Employee prevails on at least one material issue which is the subject of such arbitration, the Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration (including Employee’s reasonable attorneys’ fees and expenses). Otherwise, each party shall be responsible for his or its own expenses relating to the conduct of the arbitration (including reasonable attorneys’ fees and expenses) and shall equally share the fees of the American Arbitration Association.

7.                                      No Mitigation. Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by other employment or otherwise.

8.                                      Non-exclusivity of Rights. Except as provided in Section 4, nothing in this Agreement shall prevent or limit Employee’s continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company or any of its Subsidiaries or Affiliates, and for which Employee may qualify, from the date hereof through the Termination Date; provided, however, that Employee hereby waives Employee’s right to receive any payments under any severance pay plan or similar program applicable to other employees of the Company or the BPL Entities.

9.                                      No Set-Off. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against Employee or others.

10.                               Taxes. Any payment required under this Agreement shall be subject to all requirements of law with regard to the withholding of taxes, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

11.                               Confidential Information. Employee recognizes and acknowledges that, by reason of his relationship to the BPL Entities, he has had and will continue to have access to confidential information of the BPL Entities and their Subsidiaries and Affiliates including the Partnerships, including, without limitation, information and knowledge pertaining to products and services offered, innovations, designs, ideas, plans, trade secrets, proprietary information, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the entities (“Confidential Information”). Employee acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not, either during or after his employment by the Company, disclose or use any such Confidential Information to any person for any reason whatsoever without the prior written authorization of the Managers; unless such information is in the public domain through no fault of Employee or except as may be required by law.

12.                               Non-Competition.

(a)                                 During his employment by the Company and for a period of six (6) months thereafter, Employee will not, unless acting with the prior written consent of the Managers, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control, or be connected as an officer, director, manager, member, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, (i) any business or enterprise that competes with the BPL Entities or any of their Subsidiaries or Affiliates or the Partnerships in any business or enterprise that contributes more than ten percent (10%) of the BPL Entities’ or any of their Subsidiaries’ or Affiliates’ or the Partnerships’ revenue, either during his employment by the Company or on the Termination Date, as applicable, in any state in which such business or enterprise is so operated (whether or not such business is physically located within those areas) (the “Geographic Area”), or (ii) in any business or enterprise that is a customer of the BPL Entities or any of their Subsidiaries or Affiliates or the Partnerships if the BPL Entities or any of their Subsidiaries or Affiliates or the Partnerships derive at least five percent of its respective gross revenues either during his employment by the Company or on the Termination Date, as applicable, from such customer. It is recognized by Employee that the business of the BPL Entities or any of their Subsidiaries and Affiliates and the Partnerships and Employee’s connection therewith is or will be involved in activity throughout the Geographic Area, and that more limited geographical limitations on this non-competition covenant are therefore not appropriate. Employee also shall not, directly or indirectly, during such six (6) month period (i) solicit or divert business from, or attempt to convert any client, account or customer of the BPL Entities or any of their Subsidiaries or Affiliates or the Partnerships, whether existing at the date hereof or acquired during Employee’s employment nor (ii) following Employee’s employment, solicit or attempt to hire any then employee of the BPL Entities or any of their Subsidiaries or Affiliates or the Partnerships. This non-competition provision will not apply, and will have no force or effect, in the event Employee’s employment is terminated by the Company within one (1) year of the date hereof for any reason other than Cause.

(b)                                 The foregoing restriction shall not be construed to prohibit the ownership by Employee of less than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Exchange Act, provided that such ownership represents a passive investment and that neither Employee nor any group of persons including Employee in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

13.                               Equitable Relief.

(a)                                 Employee acknowledges that the restrictions contained in Sections 11 and 12 hereof are reasonable and necessary to protect the legitimate interests of the Company and its Subsidiaries and Affiliates, that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company. Employee represents that his experience and capabilities are such that the restrictions contained in Section 12 hereof will not prevent Employee from obtaining employment or otherwise earning a living at the same general level of economic benefit as is currently the case. Employee further represents and acknowledges that (i) he has been advised by the Company to consult his own legal counsel in respect of this Agreement, and (ii) that he has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with his counsel.

(b)                                 Employee agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 11 or 12 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 11 or 12 hereof should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service, or other limitations permitted by applicable law.

(c)                                  Employee irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of Section 11 or 12 hereof, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief or other equitable relief, may be brought in the United States District Court for the Eastern District of Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Montgomery County, Pennsylvania, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which Employee may have to the laying of venue of any such suit, action or proceeding in any such court. Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 16 hereof.

14.                               Term of Agreement. The term of this Agreement shall be for five years from the date hereof and shall be automatically renewed for successive one-year periods unless the Company notifies Employee in writing that this Agreement will not be renewed at least sixty days prior to the end of the current term; provided, however, that (i) after a Change of Control during the term of this Agreement, this Agreement shall remain in effect until all of the obligations of the parties hereunder are satisfied, and (ii) this Agreement shall terminate if, prior to a Change of Control, the employment of Employee with the Company or any of its Subsidiaries or Affiliates, as the case may be, shall terminate for any reason; provided, however, that in the event of an involuntary Termination of Employment not for Cause within six months prior to a Change of Control, Employee shall be entitled to the benefits of this Agreement notwithstanding such Termination of Employment.

15.                               Successor Company. The Company shall require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to acknowledge expressly that this Agreement is binding upon and enforceable against the Company in accordance with the terms hereof, and to become jointly and severally obligated with the Company to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or successions had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, the Company shall mean the Company as herein defined and any such successor or successors to its business and/or assets, jointly and severally.

16.                               Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:

If to the Company, to:

Glenmoor LLC.

5 Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, PA 19087

Attention: President

With a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Attention: Howard L. Meyers

If to Employee, to:

or to such other names or addresses as the Company or Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section; provided, however, that if no such notice is given by the Company following a Change of Control, notice at the last address of the Company or to any successor pursuant to Section 15 hereof shall be deemed sufficient for the purposes hereof. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

17.                               Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

18.                               Contents of Agreement, Amendment and Assignment.

(a)                                 This Agreement supersedes all prior agreements, sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment executed by Employee and approved by the Managers and executed on the Company’s behalf by a duly authorized officer. The provisions of this Agreement may provide for payments to Employee under certain compensation or bonus plans under circumstances where such plans would not provide for payment thereof. It is the specific intention of the parties that the provisions of this Agreement shall supersede any provisions to the contrary in such plans, and such plans shall be deemed to have been amended to correspond with this Agreement without further action by the Company or the Managers.

(b)                                 Nothing in this Agreement shall be construed as giving Employee any right to be retained in the employ of the Company.

(c)                                  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee and the Company hereunder shall not be assignable in whole or in part by the Employee.

19.                               Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

20.                               Remedies Cumulative; No Waiver. No right conferred upon Employee by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, including, without limitation, any delay by Employee in delivering a Notice of Termination pursuant to Section 2 hereof after an event has occurred which would, if Employee had resigned, have constituted a Termination following a Change of Control pursuant to Section 1 of this Agreement.

21.                               Miscellaneous. All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

22.                               Non-Disparagement. Employee agrees that, in communications with Persons other than the BPL Entities, he shall not disparage in any way, and shall always speak well of the BPL Entities, the Partnerships their Affiliates or respective employees and under no circumstances shall Employee, in communications with Persons other than the BPL Entities, the Partnerships and their Affiliates criticize or disparage any business practice, policy, statement, valuation or report that is made, conducted or published by such entities or individuals. Notwithstanding the foregoing, this Section 22 shall not be construed to prohibit or restrain any criticism or other statements made in communications exclusively between or among any of the BPL Entities, the Partnerships and their Affiliates or their respective employees, to the extent such communications or statements are made in the ordinary course of  business. The obligations of Employee under this Section 22 shall continue after the date of employment by any of the BPL Entities, the Partnerships or their Affiliates. Employee acknowledges that any violation of this Section 22 may cause irreparable injury to the BPL Entities, the Partnerships and their Affiliates or their respective employees for which monetary damages are inadequate and difficult to compute. Accordingly, this Section 22 may be enforced by specific performance, and prospective breaches of this Section 22 may be enjoined.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

Attest:	Glenmoor LLC

By
Title:

Witness	Employee

Annex 1

TERMINATION OF EMPLOYMENT AGREEMENT AND RELEASE

This termination of employment agreement and release (the “Agreement”) is between GLENMOOR LLC, a Delaware limited liability company (“Glenmoor”), and Robert B. Wallace (“Employee”), pursuant to the Severance Agreement between Employee and Glenmoor dated September 1, 2004 (the “Severance Agreement”). Capitalized terms used but not defined herein shall have the meanings given them in the Severance Agreement.

WHEREAS, Employee is an executive of Glenmoor, currently serving as its Senior Vice president and Chief Financial Officer, and Employee holds similar positions in several BPL Entities;

WHEREAS, Employee is an employee of, and receives benefits through, Buckeye Pipe Line Services Company (“BPLSC”), an Affiliate of Glenmoor. For purposes of this Agreement, Employee’s employment and provisions of services to BPLSC shall be deemed as the employment by, and provision of services to, Glenmoor;

WHEREAS, Employee’s employment with Glenmoor is being terminated in exchange for certain severance benefits and other valuable consideration provided herein;

NOW, THEREFORE, the parties agree to terminate their employment relationship on the following terms and conditions.

1.                                      Termination of Employment. Glenmoor and Employee agree that Employee’s employment with Glenmoor is terminated as of                (the “Termination Date”), pursuant to Section 3 of the Severance Agreement.

2.                                      Complete Release and Other Consideration from Employee. In exchange for Glenmoor’s obligations under this Agreement, Employee agrees as follows:

a.                                      Complete Release. On behalf of Employee and Employee’s heirs and assigns, Employee fully releases Glenmoor and its parents, subsidiaries, affiliates, divisions, predecessors, successors, and assigns, and, with respect to all such entities, their partners, members, managers, officers, directors, attorneys, agents, and employees (collectively, the “Glenmoor Releasees”), from any and all claims, demands, or causes of action (including claims for attorneys’ fees) (collectively, “Claims”), known or unknown, that Employee may have or may claim to have against any of the Glenmoor Releasees, including but not limited to any claims arising out of Employee’s employment relationship with and service as an employee, officer or director of Glenmoor, and the termination of such relationship or service (the “Employee

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Release”); provided, however, that this Employee Release shall not apply to Glenmoor’s obligations under this Agreement. This Employee Release includes, without limitation, any claims arising out of any contract (express or implied); any tort (whether based on negligent, grossly negligent, or intentional conduct); or any federal, state, or local law, including, without limitation, the Age Discrimination in Employment Act and the Employee Retirement Income Security Act. This Employee Release does not include any claims under the Age Discrimination in Employment Act that may arise after this Agreement is executed. Nothing in this Agreement shall constitute a waiver or release by Employee of any vested benefits under any retirement plan or policy of Glenmoor or its affiliates to which he is entitled.

b.                                      Confidentiality. Except as may be required by law or court order or as may be necessary in an action arising out of this Agreement, Employee agrees not to disclose the existence or terms of this Agreement to anyone other than Employee’s immediate family, attorneys, tax advisors, and financial counselors, provided that Employee first informs them of this confidentiality clause and secures their agreement to be bound by it. Employee understands and agrees that a breach of this confidentiality provision by any of these authorized persons will be deemed a material breach of this Agreement by Employee.

3.                                      Release and Other Consideration from Glenmoor. In exchange for Employee’s obligations under this Agreement, Glenmoor shall pay Employee those severance payments and benefits, on the terms provided in the Severance Agreement. Employee acknowledges that these severance payments are subject to Employee’s compliance with the Severance Agreement.

4.                                      Right to Consult an Attorney; Period of Review. Employee hereby certifies that:

a.                                      he has read the terms of this Termination of Employment Agreement and  Release;

b.                                      he has been informed by Glenmoor, through this document, that he should discuss this Agreement with an attorney of his own choice;

c.                                       he understands the terms and effects of this Agreement;

d.                                      he has the intention of releasing all claims recited herein in exchange for the consideration described herein, which he acknowledges as adequate and satisfactory to him; and

e.                                       neither Glenmoor nor any of its agents, representatives or attorneys has made any representations to Employee concerning the terms or

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effects of this Termination of Employment Agreement and Release other than those contained herein.

5.                                      Entire Agreement; Amendment; Continuing Obligations. This Agreement and the Severance Agreement contain the entire agreements of the parties with respect to Employee’s employment and the other matters covered herein and therein; moreover, this Agreement supersedes all prior and contemporaneous agreements and understandings, oral or written, between the parties hereto concerning the subject matter hereof and thereof. This Agreement may be amended, waived or terminated only by a written instrument executed by both parties hereto. Employee hereby reaffirms and agrees to continue to abide by all of Employee’s obligations under the Severance Agreement (including, without limitation, Sections 11, 12 and 13 thereof).

6.                                      Revocation/Effectiveness. Employee acknowledges that he has been informed that he has the right to consider this Agreement for a period of at least twenty one (21) days prior to entering into this Agreement and that if he decides to execute this Agreement before the twenty-one (21) day period has expired, he does so voluntarily and waives the opportunity to use the full review period.. He further acknowledges that he has the right to revoke this Agreement within seven (7) days of its execution by giving written notice of such revocation pursuant to the notice provisions of the Severance Agreement within said seven (7) day period to Glenmoor, and that if he does exercise this right, this Agreement shall be null and void.

7.                                      Indemnification Rights. The execution and delivery of this Agreement shall have no effect on the rights or entitlement of Employee to indemnification under (a) any agreement between Employee and Glenmoor or any of its affiliates or (b) any of the organizational agreements of Glenmoor and its affiliates, including, without limitation, Buckeye Pipe Line Company LLC and Buckeye Partners, L.P.

8.                                      Choice of Law. This Agreement will be governed in all respects by the laws of the Commonwealth of Pennsylvania, without regard to its choice of law principles. This Agreement is subject to the arbitration provisions in the Severance Agreement.

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9.                                      Effectiveness of Agreement. This Agreement will be effective, and the payments described above will be made, only if Employee does not revoke the Agreement under Section 6 above.

EXECUTIVE

Signature:
Name: Robert B. Wallace

Date:

GLENMOOR LLC

By:
Name:

Date:

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